Exhibit 10.4

                               OPTION TO PURCHASE
                      OWNER'S INTEREST IN MINING PROPERTY

         THIS OPTION TO PURCHASE OWNER'S INTEREST IN MINING PROPERTY (the "Agreement") is entered into this 15th day of June, 2004 by and between F. W. LEWIS, INC., a Nevada corporation, located at 1090 Monitor Drive, Reno, Nevada 89512 ("Lewis"); and GREAT AMERICAN MINERALS, INC., a Nevada corporation, whose address is 9051 South 1075 West, Suite B301, West Jordan, Utah 84088 ("Great American").

                                    RECITALS

         A. Lewis owns the Lewis Mine situated in Humboldt and Pershing Counties, Nevada and more particularly described in Exhibit A attached hereto and incorporated herein (the "Lewis Mine").

         B. The Lewis Mine is subject to a "Mining Lease" dated January 1, 1983 between Frank W. Lewis as Lessor and the Standard Slag Corp. as Lessee. The Mining Lease has been transferred through various conveyances to the present holders, Hycroft Lewis, Inc. and Vista Gold Corp. (collectively "Vista"). The Mining Lease, any amendments thereto, and all conveyances affecting the Mining Lease shall be referred to collectively as the "Vista Lease."

         C. Great American wishes to obtain the exclusive right and option to acquire Lewis' interests under the Vista Lease, which include (but are not limited to) the right to receive lease payments and production royalties, Lewis' ownership interest in the Lewis

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Mine, Lewis' reversionary interest in the Lewis Mine, and the various contractual obligations owed by Vista to Lewis under the Vista Lease. These rights shall be referred to collectively as the "Leasehold Rights."

         NOW THEREFORE, the parties agree as follows:

                                   SECTION ONE
                               Option to Purchase

         1.1 Initial Option. Lewis grants to Great American the exclusive option to undertake due diligence and other studies with respect to the Lewis Mine (the "Initial Option"). The Initial Option shall have a term of two (2) months commencing on June 15, 2004 and ending at midnight on August 14, 2004. During the Initial Option, Great American shall have the right to conduct such inquires and investigations as it deems appropriate regarding title, mineral potential, environmental factors, and other issues affecting the Lewis Mine.

         In consideration of the Initial Option, Great American has paid Lewis the sum of TWENTY-FIVE THOUSAND DOLLARS ($25,000.00), receipt of which is hereby acknowledged by Lewis. This Initial Option payment shall be applied to the purchase price in the event that Great American proceeds with this Agreement in accordance with Section 1.2 below.

         1.2 Extended Option Period. On or before August 15, 2004, Great American may elect to enter into an extended option (the "Extended Option") to purchase the Leasehold Rights from Lewis. The Extended Option shall have a period of two (2) years,

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

commencing on August 15, 2004 (the "Effective Date") and ending at midnight on August 14, 2006.

         During the term of the Extended Option, and until Great American exercises its option to purchase pursuant to Section 1.3 below, Great American shall make the following option payments to Lewis:

         a. Great America shall pay the sum of TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000.00) to Lewis on or before August 15, 2004 to main tain the Extended Option in effect for a period of six (6) months.

         b. Thereafter, Great American shall make option payments to Lewis in accordance with the schedule below. Each $250,000.00 payment shall maintain the Extended Option for the ensuing six (6) months:

                 Date of Payment                Amount of Option Payment
                 ---------------                ------------------------
               February 15, 2005                      $250,000.00
               August 15, 2005                        $250,000.00
               February 15, 2006                      $250,000.00

         All of the option payments made pursuant to Sections 1.1 and 1.2 shall be applied to the purchase price.

         1.3 Exercise of Option. At any time on or before August 15, 2006, Great American may exercise its option to purchase the Leasehold Rights (the "Option to Purchase") by giving written notice to Lewis as provided in this Agreement. The purchase price for the Leasehold Rights shall be SEVEN MILLION FIVE HUNDRED

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

THOUSAND DOLLARS ($7,500,000.00), less the option payments made pursuant to Sections 1.1 and 1.2 above. The Option to Purchase will be deemed to have been exercised on the date that Great American transmits to Lewis a written notice of exercise of the Option to Purchase. Upon receipt of such notice, Lewis and Great American shall set a closing date, which shall in no event be later than thirty
(30) days from the receipt of such notice.

         1.4 Work Commitment. In addition to the option payments described in Sections 1.1 and 1.2 above, Great American shall commit to undertake TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000.00) in evaluating the Lewis Mine during each year following the Effective Date ("Expenditures"). These Expenditures are intended to assist Great American in evaluating the title and mineral potential of the Lewis Mine. In the event that Great American does not fulfill its work obligation during a contract year (i.e., each twelve-month period following the Effective Date), it will pay the difference between its actual Expenditures and $250,000.00 to Lewis within fifteen (15) days following the end of each contract year. Excess Expenditures from one contract year shall be carried forward and credited against the amount of any and all Expenditures due during the next contract year.

         Expenditures toward the work obligation shall not include off-site corporate costs, corporate legal fees, accounting fees, officers' salaries, or promotional expenses of any kind. However, to the extent that corporate officers are qualified to provide geological or mining-related services, their salaries, pro-rated to account for time spent for benefit of

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

 the Lewis Mine, shall qualify as Expenditures. Geological or engineering work done off-site for the benefit of the Lewis Mine shall also be included as Expenditures.

         In the event that Great American undertakes exploration drilling on the Lewis Mine with the permission of and in coordination with Vista, Great American shall first enter into a separate agreement with Lewis regarding assay requirements, survey of drill holes, delivery of data, and delivery of core and drill samples.

                                   SECTION TWO
                        Obligations during Option Period

         2.1 Right of Evaluation. Upon execution of this Agreement, Great American shall have the right to evaluate the Lewis Mine in order to determine whether to exercise the Option. However, such evaluation shall proceed in accordance with (1) those rights reserved or granted to Lewis under the Vista Lease and (2) such rights as Great American may negotiate directly with Vista.

         2.2 Environmental Evaluation. Great American has completed an environmental evaluation of the Lewis Mine and accepts the Lewis Mine in its current environmental condition. In the event Great American exercises its Option, Great American shall assume all of Lewis' environmental reclamation and clean-up liabilities which are not covered by the Vista Lease, including environmental conditions that pre-dates the Effective Date of this Agreement.

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

         Great American shall reclaim any disturbance, including drilling, created by its activities under this Agreement in accordance with applicable rules and regulations of the appropriate state and federal agencies.

         2.3 Data. Upon execution of this Agreement Lewis shall make available for copying by Great American all maps, deeds, and other documents pertaining to the title, boundaries, prior work, production history, and similar material associated with the Lewis Mine which Great American requests and which are in Lewis' possession (but subject to the warranty disclaimers of Sections 4.3 and 4.4 below). All copies shall be made at Great American's expense.

         2.4 Area of Interest. Should Great American locate any fractional claims ("Fractional Claims") within the perimeter of the claims comprising the Lewis Mine, the Fractional Claims shall be located in the name of Lewis, and Lewis hereby appoints Great American as its agent to perform such claim staking. The Fractional Claims shall become part of the Lewis Mine, subject to all terms and conditions of this Agreement. Lewis and Great American shall execute such additional agreements as necessary to document the addition of the Fractional Claims to this Agreement. Further, all Fractional Claims and any claims located by Great American or anyone under its control within two (2) miles of the present Lewis boundary shall be located in the name of Lewis and shall be subject to the Vista Lease.

         2.5 Conduct of Work. Great American shall perform its activities under this Agreement in accordance with all applicable laws and regulations, including those relating

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

to environmental reclamation and clean-up, and in compliance with applicable workers' compensation laws of the State of Nevada.

         2.6 Liability and Insurance. During the term of this Agreement and after exercise of the Purchase Option, Great American shall indemnify and hold Lewis harmless from any claims, demands, liabilities or liens arising out of Great American's activities on the Lewis Mine, unless arising from the sole negligence of Lewis. During the term of this Agreement, Great American shall obtain and carry a policy of public liability insurance in the amount of at least ONE MILLION DOLLARS ($1,000,000) for personal injury and ONE HUNDRED THOUSAND DOLLARS ($100,000) for property damage, protecting Lewis against any claims for injury to persons or damage to the Lewis Mine resulting from Great American's activities under this Agreement. The insurance policy shall name Lewis as an additional insured and evidence of such shall be delivered to Lewis within thirty (30) days of the Effective Date of this Agreement.

         2.7 Liens. Great American shall keep the Lewis Mine free and clear from any and all mechanics' or laborers' liens arising from labor performed on, or material furnished to the Lewis Mine at Great American's request. However, a lien on the Lewis Mine shall not constitute a default if Great American, in good faith, disputes the validity of the claim, in which case the existence of the lien shall constitute a default thirty (30) days after the validity of the lien has been adjudicated adversely to Great American. Lewis shall record a Notice of Non-Responsibility on behalf of Lewis in accordance with applicable law.

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

         2.8 Assignment. Prior to exercising the Purchase Option, Great American may license, sell, assign, sublease or joint venture ("Transfer") this Agreement or interests therein to another party ("Transferee") only upon the occurrence of all of the following:

         a. Payment to Lewis of ten percent (10%) of any fees or payments received by Great American for the Transfer, except in the case of transfer to a wholly-owned subsidiary or affiliate of Great American, as the case may be;

         b. Approval by Lewis of the mining expertise of the Transferee; and

         c. Approval by Lewis of the fiscal responsibility of the Transferee.

         Notwithstanding anything herein to the contrary, no Transfer of the Lewis Mine shall relieve Great American of its responsibility for performance of all obligations under this Agreement. Great American and each Transferee shall be jointly and severally liable for the performance of all obligations hereunder of Great American.

         In the event Lewis determines that the expertise or fiscal responsibility of the Transferee does not meet acceptable commercial standards, Lewis may withhold approval of the Transfer and such Transfer shall be void. It is understood between the parties that the payment to Lewis of a portion of the payments received by Great American for the Transfer shall not constitute a penalty for Transfer, but shall constitute payment to Lewis for investigation of the professional expertise and financial trustworthiness of the proposed Transferee.

         Prior to exercise of the Purchase Option, no Transfer shall be effected without full compliance with the provisions of this Section, including the written consent of Lewis.

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

         After exercise of the Purchase Option, Great American may Transfer any and all interest in the Leasehold Rights without approval or restriction or payment to Lewis.

         2.9 Installation of Equipment. During the term of this Agreement, Great Ameri can may install, maintain, replace, and remove any and all machinery, equipment, tools and facilities ("Equipment") which it places on the Lewis Mine to use in connection with its evaluation activities under the Agreement or other activities after exercise of the Extended Option. In the event Great American does not exercise the Option to Purchase, upon termination of this Agreement for any reason Great American shall have a period of thirty (30) days following such termination during which it shall remove all of the Equipment at its sole cost and expense.

         2.10 Acquisition of Permits. Great American shall acquire all federal, state and local permits required for its activities under this Agreement, including without limitation those pertaining to reclamation and the posting of a reclamation bond, as may be required by law.

         Great American shall simultaneously deliver to Lewis copies of all permit applications filed with regulatory agencies pertaining to the Lewis Mine or its operations hereunder. Great American shall, promptly upon their receipt, deliver to Lewis copies of all permits, amendments, and modifications issued for the Lewis Mine or its operations hereunder.

         2.11 Inspection of Lewis Mine. Lewis, or its authorized agents or representa- lives, shall be permitted to enter the Lewis Mine at all reasonable times for the purpose

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

of inspection, surveying and sampling, but shall enter the Lewis Mine at their own risk and so as not to unreasonably hinder the operations of Great American. Lewis shall give reasonable notice before any visit and shall indemnify and hold Great American harmless from any damage, claim or demand by reason of injury to Lewis or its agents or representatives, including death or damage to or destruction of any property of Lewis or said agents or representative while on the Lewis Mine or the approaches thereto.

         2.12 Taxes. Great American shall pay all taxes levied or assessed against any improvements placed on the Lewis Mine by Great American. Lewis shall provide promptly to Great American copies of all documents relating to such taxes. Great American may take such action, at its expense, as it deems proper to obtain a reduction or refund of taxes paid or payable by it, and Lewis shall cooperate in such action, including but not limited to allowing such action to be taken and prosecuted in Lewis' name. In the event Great American does not exercise the Option to Purchase, upon termination of this Agreement, taxes shall be apportioned between Lewis and Great American on a calendar year basis for the remaining portion of the calendar year. Lewis shall not be liable for taxes on any Equipment placed on the Lewis Mine under this Agreement.

                                  SECTION THREE
                            Default and Termination

         3.1 Termination. Subject to the other terms of this Agreement, Great American shall have the right to terminate this Agreement at its sole discretion at any time after paying the Option payments described in Section 1. 2(b) and by satisfying the first year's

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

work commitment described in Section 1.4. Upon termination Lewis shall retain all payments previously made and this Agreement shall cease and terminate. Within thirty (30) days after termination, Great American shall provide to Lewis all Data developed by Great American with respect to the Lewis Mine. To the extent practical all Data shall be provided in electronic format as well as hard copy. Great American makes no representation or warranty, express or implied of any kind or nature whatsoever with respect to the accuracy or reliability of the Data. Termination by Great American shall be effective as of the date Great American transmits to Lewis a written notice of termination and a quitclaim deed conveying to Lewis all of Great American's right, title and interest in the Lewis Mine and to any additional claims located pursuant to Section 2.3.

         At the time of executing this Agreement, Great American shall sign and deliver a Quitclaim Deed to Lewis relinquishing all of Great American's right, title, and interest in the Leasehold Rights. The Agreement shall be held in trust by Richard W. Harris, Esq., and shall be released and recorded in the event of termination or an unremedied default pursuant to this Section 3.

         3.2 Default. Prior to exercise of the Option to Purchase or termination by Great American, if Great American fails to perform its obligations under this Agreement, and in particular fails to make any payment due Lewis hereunder, Lewis may declare Great American in default by giving Great American written notice specifying the obligation(s) which Great American has failed to perform. If Great American fails to remedy a default

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

in payment within fifteen (15) days of receiving notice of such default, or has not begun to cure any other default within thirty (30) days and thereafter diligently prosecute such action to completion, Lewis may terminate this Agreement and Great American shall peaceably surrender possession of the Leasehold Rights to Lewis. However, if Great American disputes in writing that any default has occurred, the matter shall be determined by litigation in a court of competent jurisdiction. If Great American is found to be in default hereunder, Great American shall have a reasonable time to cure such default, and if so cured, Lewis shall have no right to terminate this Agreement by reason of such default. Great American shall promptly respond in writing to any notice of default served on Great American, either by curing the default or providing a written explanation as to why, in Great American's opinion, a condition of default does not exist.

         3.3 Obligations Following Termination. In the event of any termination of this Agreement, except a termination under Section 4.6 hereof, Great American shall surrender possession of the Leasehold Rights to Lewis. In the event of any termination of this Agreement, Great American shall have no further liability or obligations under this Agreement, except for any obligations: (1) to pay its apportioned share of taxes as provided in Section 2.12 hereof, (2) to pay any payments owed to Lewis upon the effective date of termination, (3) to remove Equipment as provided in Section 2.8 hereof, (4) to fulfill its reclamation obligations pursuant to Section 2.1 hereof, and (5) to satisfy any other accrued obligations or liabilities imposed by this Agreement or by operation of law.

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                                  SECTION FOUR
                            Miscellaneous Provisions

         The following miscellaneous provisions shall apply to all parts of this Agreement.

         4.1 Notices. All notices to Great American or Lewis shall be in writing and may be delivered or sent by Federal Express, or similar overnight delivery service, or certified or registered mail, return receipt requested, to the addresses below, and such notices shall be deemed effective: if by (1) Federal Express, or similar overnight delivery service, the day after it is deposited with such service, postage prepaid; or (2) by certified or registered U. S. mail, the date it is received or three (3) days after deposited, postage prepaid, whichever first occurs. Notice of any change in address shall be given in the same manner.

     TO LEWIS:                            F. W. Lewis, Inc.
                                          1090 Monitor
                                          Reno, NV 89512

     TO GREAT AMERICAN:                   Great American Minerals, Inc.
                                          9051 South 1075 West, Suite B301
                                          West Jordan, Utah 54088

         4.2 Payments in U. S. Currency. All payments shall be made in U. S. currency by check or wire transfer of immediately available funds, payable to Lewis at the address above.

         4.3 Title. Lewis represents and warrants that the Lewis Mine is not, by any act or instrument of Lewis, nor to Lewis' knowledge as to any act or instrument of any other party, subject to (1) any prior existing agreement, encumbrance, burden or restriction; (2)

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

any liens and encumbrances and other adverse claims by third parties or (3) any royalties, overriding royalties, net profits interests, or payments on production, but subject to the Vista Lease.

         Great American will take title to the Lewis Mine in reliance upon Great American's own investigation of Lewis' title. Great American further agrees there shall be no recourse against Lewis by suit, setoff, recoupment, or otherwise in the event of any title deficiencies which result in litigation or loss of any of the Leasehold Rights.

         4.4 No Warranties or Representations as to Value. From time to time, Lewis and other parties have prepared estimates of cash flow and mineral value with respect to portions of the Lewis Mine. This information shall be made available to Great American following execution of this Agreement.

         WITH RESPECT TO SUCH INFORMATION AND DATA, GREAT AMERICAN ACKNOWLEDGES AND AGREES, AS A CONDITION OF THIS AGREEMENT, THAT:

         A. LEWIS MAKES NO WARRANTY OR REPRESENTATION WHATSOEVER AS TO THE COMPLETENESS OR ACCURACY OF THE INFORMATION AND DATA PERTAINING TO THE LEWIS MINE AND PERSONAL PROPERTY.

         B. GREAT AMERICAN AND ANY THIRD PARTIES SHALL MAKE THEIR OWN INDEPENDENT ASSESSMENT AND EVALUATION

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

REGARDING ASSAYS, ORE VALUES, ECONOMIC PROJECTIONS REGARDING THE LEWIS MINE AND PERSONAL PROPERTY.

         C. GREAT AMERICAN AND ANY THIRD PARTIES SHALL NOT RELY UPON INFORMATION SUPPLIED BY LEWIS OR AVAILABLE IN THE LEWIS FILES.

         D. ANY INFORMATION FURNISHED BY GREAT AMERICAN TO THIRD PARTIES, INCLUDING PROSPECTIVE INVESTORS AND STOCK EXCHANGES, SHALL INCLUDE THE FOLLOWING EXPRESS LIMITATION WITH REGARD TO LEWIS, WHICH SHALL BE IN THE FORM OF A SHEET ATTACHED TO EACH DOCUMENT, MAP, ASSAY REPORT, AND OTHER INFORMATION:

         CAUTION: THE INFORMATION CONTAINED HEREIN DOES NOT CONSTITUTE ANY REPRESENTATION OF ECONOMIC VALUE OR DEVELOPMENT POTENTIAL BY F. W. LEWIS, INC., FRANK W. LEWIS, SHARON LEWIS, OR THE SF LEWIS TRUST.

         E. GREAT AMERICAN WILL DEFEND, INDEMNIFY, AND HOLD LEWIS HARMLESS FROM ANY CLAIMS, DEMAND, OR LIABILITIES ARISING FROM USE OF THE INFORMATION.

         4.5 Bankruptcy of Great American. In the event the business or assets of Great American are taken over by an assignee for the benefit of creditors or by a receiver or other court custodian and remains unreleased for twenty (20) days, Lewis may, at its option, terminate this Agreement.

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

         4.6 Abandonment. After exercise of the Option to Purchase, if Great American decides to abandon the Leasehold Rights or any other interest in the Lewis Mine it shall offer, at least ninety (90) days prior to such abandonment, to quitclaim its interest in the Leasehold Rights or other interest in the Lewis Mine to Lewis, free and clear of any cost. Lewis shall have a period of thirty
(30) days after such notice to elect to accept the quitclaim to the Leasehold Rights or the Lewis Mine. Such election to accept the Leasehold Rights or the Lewis Mine will be indicated by Lewis recording the deed. In the event Lewis does not make such an election, this Agreement shall terminate and Great American shall be free to abandon the Leasehold Rights or the Lewis Mine, at its sole discretion.

         4.7 Binding Effect. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto, their respective successors and assigns.

         4.8 Applicable Law. The terms and provisions of this Agreement shall be governed by and interpreted in accordance with the laws of the State of
         Nevada applicable to agreements made and to be performed wholly within such
State. With respect to any litigation proceedings arising between the parties under this Agreement or relating to the Leasehold Rights or the Lewis Mine, the parties each irrevocably submit to the exclusive jurisdiction of either the Second Judicial District Court for the State of Nevada, in Reno, Nevada, or the United States District Court for the District of Nevada, in Reno, Nevada. Each party waives any claim that such proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such proceedings, that such courts do not have personal jurisdiction over such party; provided, however, that neither party waives the right to seek the removal of any proceeding initiated in the Second Judicial District Court for the State of Nevada to the United States District Court for the District of Nevada. The parties may conduct discovery pursuant to the Nevada Rules of Civil Procedure or the Federal Rules of Civil Procedure and any other applicable local rules, as applicable. The parties may elect to resolve their dispute by arbitration, in which case the arbitration proceedings shall be governed by the rules of the American Arbitration Association, or otherwise as the parties shall mutually agree.

         4.9 Attorney Fees and Costs. Should any litigation arise out of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and court costs, in addition to any other relief the court may grant.

         4.10 Entire Agreement. This Agreement terminates and replaces all prior agree ments, either written, oral or implied between the parties hereto, and constitutes the entire agreement between the parties. More particularly, this Agreement supercedes and replaces the previously executed "Option Agreement" dated July 1, 2003 and any other agreement between the parties. The parties acknowledge and agree that the 2003 Option Agreement shall be declared void from its inception and shall have no legal force or effect.

         4.11 Memorandum of Agreement. The parties hereto agree to execute a memor andum of this Agreement, which shall be recorded in the official records of Lander and Pershing Counties, Nevada for the purpose of providing constructive notice of this Agreement, pursuant to the laws of the State of Nevada.

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

         4.12 Void or Invalid Provisions. If any term, provision, covenant or condition of this Agreement, or any application thereof, should be held by a court of competent jurisdiction to be invalid, void or unenforceable, all remaining provisions, covenants and conditions of this Agreement, and all applications thereof, not held invalid, void or unenforceable, shall continue in full force and effect and shall in no way be affected, impaired or invalidated thereby.

         4.13 Waiver. No waiver of any breach of any covenant herein shall be construed to be a waiver of the covenant itself, or any subsequent breach thereof.

         4.14 Amendment. All amendments of this Agreement must be in writing signed by all parties.

         4.15 Time of Essence. Time is of the essence in this Agreement and each and every part thereof.

         4.16 No Partnership or Implied Covenants. This Agreement shall not be con strued under any circumstances as creating a partnership between Lewis and Great American or either of them and any other party. There shall be no implied covenants or duties under this Agreement, except for the covenant of good faith and fair dealing.

         4.17 Force Majeure. If Great American should be prevented or delayed from performing any of the obligations of this Agreement, in whole or in part, by reason or act of nature, strike, fire, flood, delay in transportation, war insurrection or mob violence, requirement or regulation of government, unavoidable casualties, unavoidable accidents, any local, state or federal law, regulation or order, the judgment or order of any court, any such failure to perform shall not be deemed a breach of this Agreement, but performance of said obligations shall be suspended during such period of disability and performance of said obligations shall be resumed immediately after such disability has been removed. Force majeure shall not be applicable to the obligations of Great American (1) to perform the work obligation of Section
1.4 or make payment in lieu thereof; and (2) to make all other payments due to Lewis pursuant to this Agreement.

         4.18 Confidentiality. Except for the recording of a Memorandum of Agreement, as provided in Section 4.11, and except as otherwise provided in this Section, the terms and conditions of this Agreement, and all data, reports, records, and other information of any kind whatsoever developed or acquired by any party in connection with this Agreement shall be treated by the parties as confidential (hereinafter called "Confidential Information") and no party shall reveal or otherwise disclose such Confidential Information to third parties without the prior written consent of the other party. Confidential Information that is available or that becomes available in the public domain, other than through a breach of this provision by a party, shall no longer be treated as Confidential Information.

         The foregoing restrictions shall not apply to the disclosure of Confidential Information to any affiliate; to any public or private financing agency or institution; to any contractors or subcontractors which the parties may engage; to employees and consultants of the parties; or to any third party to which a party contemplates the transfer, sale, assignment, encumbrance or other disposition of all or part of its interest in this Agree-meet; provided, however, that in any such case only such Confidential Information as such third party shall have a legitimate business need to know shall be disclosed and the person or company to whom disclosure is made shall first undertake in writing to protect the confidential nature of such information at least to the same extent as the parties are obligated under this Section.

         In the event that a party is required to disclose Confidential Information to any federal, state or local government, any court, agency or department thereof, or any stock exchange, to the extent required by applicable law, rule or regulation, or in response to a legitimate request for such Confidential Information, the party so required shall immediately notify the other party hereto of such requirement and the terms thereof, and the proposed form and content of the disclosure prior to such submission. The other party shall have the right to review and comment upon the form and content of the disclosure and to object to such disclosure to the court, agency, exchange or department concerned, and to seek confidential treatment of any Confidential Information to be disclosed on such terms as such party shall, in its sole discretion, determine.

         4.19. Counterparts and Facsimile Signatures. This Agreement may be executed in counterparts, and signature pages transmitted by facsimile shall be treated as original and binding signatures (provided, however, that a fully-executed original Agreement is delivered to Lewis within fourteen (14) days of the Effective Date).

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

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


                                                  F. W. LEWIS, INC.


                                                  By: /s/ Frank W. Lewis
                                                     ------------------------
                                                     FRANK W. LEWIS, President



                                                  GREAT AMERICAN MINERALS, INC.,
                                                  a Nevada corporation




                                                  By:/s/ Don McDowell
                                                     ------------------------
                                                     DON McDOWELL,
                                                     Executive Vice-President





STATE OF NEVADA      )
                     ) ss.
COUNTY OF WASHOE     )



         On this 14th day of June, 2004, personally appeared before me, a Notary Public, FRANK W. LEWIS, a duly qualified and acting officer of F. W. LEWIS, INC., a Nevada corporation, personally known or proved to me to be the person whose name is subscribed to the above OPTION TO PURCHASE OWNER'S INTEREST IN MINING PROPERTY who acknowledged to me that he executed the above instrument on behalf of said corporation.


                                                         /s/ Richard W. Harris
                                                        ------------------------
                                                        Notary Public

RICHARD W. HARRIS
Notary Public - State of Nevada
Appointment Recorded in Washoe County
No: 94-0070-2-Expires September 22, 2006

                                      -21

STATE OF NEVADA      )
                     ) ss.
COUNTY OF WASHOE     )




         On this 14th day of June, 2004, personally appeared before me, a Notary Public, DON McDOWELL, a duly qualified and acting officer of GREAT AMERICAN MINERALS, INC., a Nevada corporation, personally known or proved to me to be the person whose name is subscribed to the above OPTION TO PURCHASE OWNER'S INTEREST IN MINING PROPERTY who acknowledged to me that he executed the above instrument on behalf of said corporation.



                                                         /s/ Richard W. Harris
                                                        ------------------------
                                                        Notary Public

RICHARD W. HARRIS
Notary Public - State of Nevada
Appointment Recorded in Washoe County
No: 94-0070-2-Expires September 22, 2006

                               Exhibit A Patented


Parcels. Humboldt County Nevada.

Parcel No. s 1-601-02, 1-601-06, 1-601-09, 1-601-04.

         Scheole No. 9 Placer U. S. Sur. No. 4598
         Hill Top Placer U. S. Sur. No. 4598

         Occult Placer U. S. Sur. No. 4598, excepting therefrom the most Northerly 411 feet deeded to Anthony Santos July 21, 1969 and described as follows: Beginning at a point 411 feet S. 0(degree) 27' 50 E. of Comer No. 2, OCCULT Placer U. S. Sur. No. 4598, thence to Corner No. 2, thence 2122. 36 ft. to Corner No. 3, thence 411 ft S. O(degree) 11' W. of Corner No. 3, thence to point of beginning

         Brimstone Placer U. S. Sur. No. 4600.

         Parcel No. 1-611-11

         A parcel of land commencing at Corner No. 1 "Brimstone Placer, whence
U. S. M.. M.. No. 293 bears N. 44(degree) 4' 20" W. 3, 616. 23 feet; thence N.
21(degree) 0 ' 20" E. 2064. 82 feet; thence N. 53(degree) 15' 30" W. 778. 83 feet; thence S. 46(degree) 49' 31" W. 2017. 436 feet; thence S. 53(degree)15' 30" E. 311. 318 feet; thence S. 47(degree) 06' W. 600 feet; thence S. 53(degree) 15' 30" E. 1500 feet; thence N. 47(degree) 06' E. 143. 502 feet; thence N. 20(degree) 14' E. 468. 365 feet, thence to point of beginning.

         Description of Unpatented Mining Claims
         Humbolt County

          Claim Name                           BLM NMC Numbers
            WKM-1                                 780688
            WKM-2                                 780689
            WKM-3                                 780690
            WKM-4                                 780691
            WKM-5                                 780692
            WKM-6                                 780693
            WKM-7                                 780694
            WKM-8                                 780695
            WKM-9                                 780696
            WKM-10                                780697
            WKM-11                                780698
            WKM-12                                780699
            WKM-13                                780700
            WKM-14                                780701
            WKM-15                                780702

            WKM-16                                780703
            WKM-17                                780704
            WKM-18                                780705
            WKM-19                                780706
            WKM-20                                780707
            WKM-21                                780708
            WKM-22                                780709
            WKM-23                                780710
            WKM-24                                780711
            WKM-25                                780712
            WKM-26                                780713
            WKM-27                                780714
            WKM-28                                780715
            WKM-29                                780716
            WKM-30                                780717
            WKM-31                                780718
            WKM-32                                780719
            WKM-33                                780720
            WKM-34                                780721
            WKM-35                                780722
            WKM-36                                780723
            WKM-37                                780724
            WKM-38                                780725
            WKM-39                                780726
            WKM-40                                780727
            WKM-41                                780728
            WKM-42                                780729
            WKM-43                                780730
            WKM-44                                780731
            WKM-45                                780732
            WKM-46                                780733
            WKM-47                                780734
            WKM-48                                780735
            WKM-50                                780736
            WKM-51                                780737
            WKM-52                                780738
            WKM-53                                780739
            WKM-54                                780740
            WKM-55                                780741
            WKM-56                                780742
            WKM-57                                780743
            WKM-58                                780744
            WKM-60                                780745
            WKM-62                                780746
            WKM-64                                780747

Pershine County

--------------------------------------------------------------------
            WRC-1                                 714252
            WRC-2                                 714253
            WRC-3                                 714254
            WRC-4                                 714255
            WRC-5                                 714256
            WRC-6                                 714257
            WRC-7                                 714258
            WRC-8                                 714259
            WRC-9                                 714260
            WRC-10                                714261
            WRC-11                                714262
            WRC-12                                714263
            WRC-13                                714264
            WRC-14                                714265
            WRC-15                                714266
            WRC-16                                714267
            WRC-17                                714268
            WRC-18                                714269
            WRC-19                                714270
            WRC-20                                714271
            WRC-21                                714272
            WRC-22                                714273
            WRC-23                                714274
            WRC-24                                714275
            WRC-25                                714276
            WRC-26                                714277
            WRC-27                                714278
            WRC-28                                714279
            WRC-29                                714280
            WRC-30                                714281
            WRC-31                                714282
            WRC-32                                714283
            WRC-33                                714284
            WRC-34                                714285
            WRC-35                                714286
            WRC-36                                714287
            WRC-37                                714288
            WRC-38                                714289
            WRC-39                                714290
            WRC-40                                714291
            WRC-41                                714292
            WRC-42                                714293
            WRC-43                                714294

            WRC-44                                714295
            WRC-45                                714296
            WRC-46                                714297
            WRC-47                                714298
            WRC-48                                714299
            WRC-49                                714300
            WRC-50                                714301
            WRC-51                                714302
            WRC-52                                714303
            WRC-53                                714304
            WRC-54                                714305
            WRC-55                                714306
            WRC-56                                714307
            WRC-57                                714308
            WRC-58                                714309
            WRC-60                                714311
            WRC-82                                714313
            WRC-84                                714315
            WRC-87                                714317
            WRC-88                                714318
            WRC-89                                714319
            WRC-90                                714320
            WRC-91                                714321



            Unpatented Mining Claims in Humboldt County

            R.F.G.#   1                           143252
            R.F.G.#   2                           143253
            R.F.G.#   3                           143254
            R.F.G.#   4                           143255
            R.F.G.#   5                           143256
            R.F.G.#   6                           143257
            R.F.G.#   7                           143258
            R.F.G.#   8                           143259
            R.F.G.#   9                           143260
            R.F.G.#  10                           143261
            R.F.G.#  11                           143262
            R.F.G.#  12                           143263
            R.F.G.#  12A                          143490
            R.F.G.#  13                           143264
            R.F.G.#  13A                          143491
            R.F.G.#  14                           143265
            R.F.G.#  15                           143266
            R.F.G.#  16                           143267
            R.F.G.#  17                           143268

            R.F.G.#  18                           143269
            R.F.G.#  19                           143270
            R.F.G.#  20                           143271
            R.F.G.#  21                           143272
            R.F.G.#  22                           143273
            R.F.G.#  22 A                         143492
            R.F.G.#  23                           143274
            R.F.G.#  24                           143275
            R.F.G.#  25                           143276
            R.F.G.#  26                           143277
            R.F.G.#  27                           143278
            R.F.G.#  28                           143279
            R.F.G.#  29                           143280
            R.F.G.#  29 A                         143493
            R.F.G.#  29 B                         143494
            R.F.G.#  30                           143281
            R.F.G.#  30 A                         143495
            R.F.G.#  31                           143282
            R.F.G.#  32                           143283
            R.F.G.#  34                           143285
            R.F.G.#  36                           143287
            R.F.G.#  36 A                         143496
            R.F.G.#  36 B                         143497
            R.F.G.#  39                           436884
            R.F.G.#  40                           143291
            R.F.G.#  41                           143292
            R.F.G.#  55                           143306
            R.F.G.#  56                           143307
            R.F.G.#  69                           143320
            R.F.G.#  70                           143321
            R.F.G.#  72                           436912
            R.F.G.#  OBF                          143488
            R.F.G.#  127                          141686
            R.F.G.#  129                          141687
            R.F.G.#  130                          143484
            R.F.G.#  131                          141688
            R.F.G.#  132                          141689
            R.F.G.#  133                          141690
            R.F.G.#  134                          141691
            R.F.G.#  168                          143347
            R.F.G.#  169                          143348
            R.F.G.#  170                          143349
            R.F.G.#  171                          143350
            R.F.G.#  172                          143351
            R.F.G.#  173                          143352

            R.F.G.#  174                          143353
            R.F.G.#  175                          143354
            R.F.G.#  176                          143355
            R.F.G.#  177                          143356
            R.F.G.#  178                          143357
            R.F.G.#  179                          143358
            R.F.G.#  180                          143359
            R.F.G.#  181                          143360
            R.F.G.#  182                          143361
            R.F.G.#  183                          143362
            R.F.G.#  184                          143363
            R.F.G.#  185                          143364
            R.F.G.#  186                          143365
            R.F.G.#  187                          143366
            R.F.G.#  188                          143367
            R.F.G.#  189                          143368
            R.F.G.#  190                          143369
            R.F.G.#  191                          143370
            R.F.G.#  192                          143371
            R.F.G.#  193                          143372
            R.F.G.#  194                          143373
            R.F.G.#  195                          143374
            R.F.G.#  196                          143375
            R.F.G.#  197                          143376
            R.F.G.#  198                          143377
            R.F.G.#  199                          143378
            R.F.G.#  1FS                          143489
            R.F.G.#  200                          143379
            R.F.G.#  200 A                        141725
            R.F.G.#  201                          143380
            R.F.G.#  201 A                        143504
            R.F.G.#  202                          143381
            R.F.G.#  203                          143382
            R.F.G.#  204                          143383
            R.F.G.#  205                          143384
            R.F.G.#  206                          143385
            R.F.G.#  207                          143386
            R.F.G.#  208                          143387
            R.F.G.#  209                          143388
            R.F.G.#  210                          143389
            R.F.G.#  211                          143390
            R.F.G.#  212                          143391
            R.F.G.#  213                          143392
            R.F.G.#  214                          143393
            R.F.G.#  215                          143394

            R.F.G.#  215 B                        143505
            R.F.G.#  216                          143395
            R.F.G.#  217                          143396
            R.F.G.#  217 B                        143506
            R.F.G.#  218                          143397
            R.F.G.#  218 A                        143507
            R.F.G.#  218 B                        143508
            R.F.G.#  219                          143398
            R.F.G.#  219 B                        143509
            R.F.G.#  220                          143399
            R.F.G.#  221                          143400
            R.F.G.#  222                          143401
            R.F.G.#  223                          143402
            R.F.G.#  224                          143403
            R.F.G.#  225                          143404
            R.F.G.#  226                          143405
            R.F.G.#  227                          143406
            R.F.G.#  228                          141753
            R.F.G.#  230                          141757
            R.F.G.#  234                          141764
            R.F.G.#  235                          141766
            R.F.G.#  236                          141768
            R.F.G.#  237                          141770
            R.F.G.#  238F                         143510
            R.F.G.#  239                          143407
            R.F.G.#  239                          143598
            R.F.G.#  239 A                        143511
            R.F.G.#  240                          143408
            R.F.G.#  240                          143597
            R.F.G.#  241                          143409
            R.F.G.#  241 A                        143596
            R.F.G.#  242                          143410
            R.F.G.#  243                          143411
            R.F.G.#  244                          143412
            R.F.G.#  245                          143413
            R.F.G.#  246                          143414
            R.F.G.#  247                          143415
            R.F.G.#  248                          143416
            R.F.G.#  250                          141776
            R.F.G.#  252                          141778
            R.F.G.#  254                          141780
            R.F.G.#  257                          141783
            R.F.G.#  259                          141784
            R.F.G.#  261                          141785
            R.F.G.#  262                          143487

            R.F.G.#  263                          141786
            R.F.G.#  264                          143417
            R.F.G.#  265                          143418
            R.F.G.#  266                          143419
            R.F.G.#  267                          143420
            R.F.G.#  268                          143421
            R.F.G.#  269                          143422
            R.F.G.#  270                          143423
            R.F.G.#  271                          143424
            R.F.G.#  305                          143444
            R.F.G.#  306                          143445
            R.F.G.#  307                          143446
            R.F.G.#  328                          143453
            R.F.G.#  328 X                        307553
            R.F.G.#  330                          143455
            R.F.G.#  332                          143457
            R.F.G.#  334                          143459
            R.F.G.#  336                          143461
            R.F.G.#  338                          143463
            R.F.G.#  340                          143465
            R.F.G.#  342                          143467
            R.F.G.#  358                          143469
            R.F.G.#  359                          143470
            R.F.G.#  360                          143471
            R.F.G.#  361                          143472
            R.F.G.#  362                          143473
            R.F.G.#  362 A                        143512
            R.F.G.#  363                          143474
            R.F.G.#  364                          143475
            R.F.G.#  364                          143513
            R.F.G.#  365                          143476
            R.F.G.#  366                          143477
            R.F.G.#  366 A                        143514
            R.F.G.#  367                          143478
            R.F.G.#  368                          143479
            R.F.G.#  368 A                        143515
            R.F.G.#  400                          175062
            R.F.G.#  401                          175063
            R.F.G.#  402                          175064
            R.F.G.#  403                          175065
            R.F.G.#  404                          175066
            R.F.G.#  405                          175067
            R.F.G.#  406                          175068
            R.F.G.#  407                          175069
            R.F.G.#  408                          175070

            R.F.G.#  409                          175071
            R.F.G.#  410                          175072
            R.F.G.#  411                          175073
            R.F.G.#  412                          175074
            R.F.G.#  413                          175075
            R.F.G.#  414                          175076
            R.F.G.#  415                          175077
            R.F.G.#  416                          175078
            R.F.G.#  417                          175079
            R.F.G.#  418                          175080
            R.F.G.#  419                          175081
            R.F.G.#  420                          175082
            R.F.G.#  421                          175083
            R.F.G.#  422                          175084
            R.F.G.#  423                          175085
            R.F.G.#  424                          175086
            R.F.G.#  425                          175087
            R.F.G.#  426                          175088
            R.F.G.#  427                          175089


            Triple L Group of 60-Acre Placer Claims

            Triple L#l                            127534
            Triple L #2                           127535
            Triple L #3                           127536
            Triple L #4                           127537
            Triple L #5                           127538
            Pacific                               181010
            Alunite                               181012
            Alunite No. 2                         181013
            Sulphate                              181011

            DIA Group of Placer Claims

            DIA No. 1                             284248
            DIA No. 2                             284249
            DIA No. 3                             284250
            DIA No. 4                             284251
            DIA No. 5                             284252

            Claims in Pershing County
            Claim Name                            BLM NMC Numbers
            R.F.G. #120                           141680
            R.F.G. #121                           141681
            R.F.G. #122                           141682
            R.F.G. #123                           141683
            R.F.G. #124                           141684
            R.F.G. #125                           141685
            R.F.G. #127*                          141686
            R.F.G. #129*                          141687
            R.F.G. #131*                          141688
            R.F.G. #132*                          141689
            R.F.G. #133*                          141690
            R.F.G. #134*                          141691
            R.F.G. #135                           141692
            R.F.G. #137                           141694
            R.F.G. #139                           141696
            R.F.G. #141                           141698
            R.F.G. #143                           141700
            R.F.G. #145                           141702
            R.F.G. #147                           141704
            R.F.G. #148                           141705
            R.F.G. #149                           141706
            R.F.G. #150                           141707
            R.F.G. #151                           141708
            R.F.G. #152                           141709
            R.F.G. #153                           141710
            R.F.G. #154                           141711
            R.F.G. #155                           141712
            R.F.G. #156                           141713
            R.F.G. #157                           141714
            R.F.G. #158                           141715
            R.F.G. #159                           141716
            R.F.G. #160                           141717
            R.F.G. #161                           141718
            R.F.G. #162                           141719
            R.F.G. #163                           141720
            R.F.G. #164                           141721
            R.F.G. #165                           141722
            R.F.G. #166                           141723
            R.F.G. #167                           141724
            R.F.G. #200A*                         141725
            R.F.G. #201A                          141726
            R.F.G. #202A                          141727
            R.F.G. #203A                          141728

            R.F.G. #204A                          141729
            R.F.G. #205A                          141730
            R.F.G. #206A                          141731
            R.F.G. #207A                          141732
            R.F.G. #208A                          141733
            R.F.G. #209A                          141734
            R.F.G. #210A                          141735
            R.F.G. #211A                          141736
            R.F.G. #212A                          141737
            R.F.G. #213A                          141738
            R.F.G. #214A                          141739
            R.F.G. #215A                          141740
            R.F.G. #216A                          141741
            R.F.G. #217A                          141742
            R.F.G. #218A                          141743
            R.F.G. #219A                          141744
            R.F.G. #220A                          141745
            R.F.G. #221A                          141746
            R.F.G. #222A                          141747
            R.F.G. #223A                          141748
            R.F.G. #224A                          141749
            R.F.G. #225A                          141750
            R.F.G. #226A                          141751
            R.F.G. #227A                          141752
            R.F.G. #228*                          141753
            R.F.G. #228A                          141754
            R.F.G. #229                           141755
            R.F.G. #229A                          141756
            R.F.G. #230*                          141757
            R.F.G. #230A                          141758
            R.F.G. #231                           141759
            R.F.G. #231A                          141760
            R.F.G. #232A                          141761
            R.F.G. #233                           141762
            R.F.G. #233A                          141763
            R.F.G. #234*                          141764
            R.F.G. #234A                          141765
            R.F.G. #235*                          141766
            R.F.G. #235A                          141767
            R.F.G. #236*                          141768
            R.F.G. #236A                          141769
            R.F.G. #237*                          141770
            R.F.G. #237A                          141771
            R.F.G. #238A                          141772
            R.F.G. #239A                          141773

            R.F.G. #240A                          141774
            R.F.G. #241A                          141775
            R.F.G. #250*                          141776
            R.F.G. #251                           141777
            R.F.G. #252*                          141778
            R.F.G. #253                           141779
            R.F.G. #254*                          141780
            R.F.G. #255                           141781
            R.F.G. #257*                          141783
            R.F.G. #259*                          141784
            R.F.G. #261*                          141785
            R.F.G. #263*                          141786

            * Star means in Humboldt and Pershing counties. Those with * not counted in Pershing county. They are counted in Humboldt County.

            Total unpatented claims = 438. (Do not count those with * in Pershing County).

            Water rights Certificate Number 13448

            Water rights permit Numbers 49533, 51112, 51113